Exhibit 99.1

Hertz Achieves Strong Fourth Quarter and Full Year Operating Results

•                  Record worldwide fourth quarter revenues, improved by 8.0%;

•                  Fourth quarter adjusted pre-tax income more than doubled, up 142.2%; Corporate EBITDA up 33.4%;

•                  Net corporate debt during the fourth quarter decreased by $388 million;

•                  Record worldwide full year revenues, improved by 7.9%;

•                  Full year adjusted pre-tax income up 47.1%; Corporate EBITDA up 20.8%;

•                  Net corporate debt during the year decreased by $284 million

Park Ridge, New Jersey, March 12, 2007 — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported record 2006 fourth quarter worldwide revenues of $1.99 billion, an increase of 8.0% over the same period in 2005. Car rental revenues for the fourth quarter of 2006 were $1.55 billion, an increase of 7.3% over the prior year period, while revenues from equipment rental were $436.0 million, up 10.6% over the prior year period.

Corporate EBITDA(1) for the quarter was $366.1 million, an increase of 33.4% over the fourth quarter of 2005.   The prior year profitability performance metrics are presented on a “pro forma” basis(2).

Income before income taxes and minority interest was $42.7 million for the fourth quarter of 2006, an increase of 510% over the fourth quarter of 2005.  Adjusted pre-tax income(3), for the fourth quarter of 2006 was $132.5 million, an increase of 142.2% over the fourth quarter of 2005.

The revenue and profitability increases were noteworthy given the strength of U.S. car rental and equipment rental revenues and rental length in the fourth quarter of 2005 resulting from the Gulf Coast hurricanes.

Net income for the fourth quarter of 2006 was $39.8 million, or $0.14 per share on a fully diluted basis, compared with a loss of $27.6 million, or $(0.12) per share, for the fourth quarter of 2005. Based on a pro forma post-IPO diluted number of shares outstanding (324.8 million), adjusted net income(4) for the fourth quarter of 2006, was $81.7 million, or $0.25 per share, compared with $32.4 million, or $0.10 per share, for the fourth quarter of 2005.  Actual cash income taxes for the period were $17.1 million, partially attributable to the benefits of the Company’s Like Kind Exchange (“LKE”) programs in the United States relating to its car and equipment rental fleets.

INCOME MEASUREMENTS, FOURTH QUARTER 2006:

	Q4 2006		Q4 2005 - Pro Forma
(in millions, except per share amounts)	Pre-tax Income	Net Income	Pre-tax Income	Net Income (Loss)
Earnings Measures	$ 42.7	$ 39.8	$ 7.0	$ (27.6)

Adjustments:
Purchase accounting	26.0		23.2
Non-cash interest	22.7		27.3
Other	41.1		(2.8)

Adjusted Pre-Tax Income	132.5	132.5	54.7	54.7

Assumed provision for income taxes at 35%		(46.4)		(19.1)
Minority interest		(4.4)		(3.2)

Earnings Measures, as adjusted	$132.5	$81.7	$54.7	$32.4

Earnings (loss) per share, on a fully diluted basis (281.0M, 229.5M)		$0.14		$(0.12)
Non-GAAP earnings (loss) per share, diluted, based on pro forma post-IPO shares (324.8M):
Net income (loss) per share		$0.12		$(0.08)
Adjusted net income per share		$0.25		$0.10

(in millions)	Q4 2006	Q4 2005 - Pro Forma
EBITDA(5)	$776.8	$691.8
Adjustments:
Car rental fleet interest	(95.9)	(100.4)
Car rental fleet depreciation	(369.5)	(354.5)
Non-cash expenses and charges	29.0	37.6
Extraordinary, unusual or non-recurring gains and losses	25.0	—
Sponsors' fees	0.7	—
Corporate EBITDA	$366.1	$274.5

The Company generated strong cash flows during the fourth quarter of 2006, with net corporate debt(5), decreasing from $4.9 billion at September 30, 2006 to $4.5 billion at December 31, 2006.  Levered after-tax cash flows after fleet growth(5) were $388.3 million for the fourth quarter of 2006, an improvement of $254.5 million, or 190.2%, over the fourth quarter of 2005.  The strong cash flows during the fourth quarter of 2006 were generated from Corporate EBITDA, the reduction of working capital during the quarter and reduced net equity investment in car rental fleet assets.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer, said “Hertz achieved record fourth quarter operating results for several reasons including strong cost management, as we reduced operating expenses by over two full percentage points of revenues compared with the fourth quarter of 2005, even while increasing our investment in advertising by $6.6 million versus the prior year quarter. Most of the reduction in operating expenses occurred in our U.S. car rental and equipment rental operations. We also achieved solid revenue growth in both the car and equipment rental businesses, due to pricing improvements and increasingly diversified revenue sources. Hertz’s strong brand, global platform and diversified business mix are competitive advantages that helped us generate record results this quarter, and we expect that they will be the basis for future revenue and profit growth.”

The Company’s car rental revenues for the fourth quarter of 2006 increased by over $100 million, with contributions from diverse sources that the Company expects will continue to contribute to revenue growth during 2007.  These revenue sources include:

•                  Hertz Car Collections — Prestige, Fun and Green Collections of reservable specialty vehicles

•                  AAA — In 2006, Hertz and AAA signed a multi-year extension of their exclusive car rental partnership

•                  One-way rentals — Hertz allows customers to drive one-way and drop off cars anywhere in the United States

•                  Ryanair — Hertz has an exclusive partnership with Europe’s fastest growing, low-cost airline through 2011

•                  Online — In the fourth quarter of 2006, Hertz.com represented approximately 75% of the Company’s total web bookings and, in 2006, grew to over $1 billion of rental revenue for the first time

•                  United Airlines — Hertz and United Airlines have a preferred partnership arrangement that commenced on January 1, 2007

WORLDWIDE CAR RENTAL

•                  Worldwide car rental revenues were $1.55 billion for the fourth quarter of 2006, an increase of 7.3% over the prior year period.   The increase included a 2.9% increase in rental rate revenue per transaction day (5)  (3.0% U.S., 2.8% International) with transaction day improvement of 1.9% (0.7% U.S., 5.0% International). The increase in rental rate revenue per transaction day reflects pricing increases in the United States, in part driven by car cost increases broadly affecting the car rental industry. The moderating transaction day trend over the course of 2006, while improved in the fourth quarter compared to the third quarter, is a result of macroeconomic factors, unusually heavy demand related to the hurricanes along the U.S. Gulf Coast in the second half of 2005 and slower growth in enplanements in the United States.

•                  All earnings measures showed strong improvement.  Income before income taxes and minority interest improved to $90.4 million for the final quarter of 2006, more than double the amount for the prior year period.  Adjusted pre-tax income was $113.2 million, an improvement of 83.5% over the fourth quarter of 2005.  Income improvements are attributable to significant reductions in operating expenses, improved fleet utilization and improved pricing.

•                  Corporate EBITDA increased significantly to $157.5 million for the fourth quarter of 2006, an improvement of 48.2% over the fourth quarter 2005 amount.

•                  The worldwide average number of company-operated cars for the fourth quarter of 2006 was 427,700, an increase of 1.3% over the prior year period, compared to a volume increase of 1.9% showing more efficient use of our fleet.

WORLDWIDE EQUIPMENT RENTAL

•                  Worldwide equipment rental revenues were a record $436.0 million for the fourth quarter of 2006, up 10.6% over the fourth quarter of 2005.   U.S. revenue growth trends have been moderating due to slower non-residential construction growth, particularly in the southeast region.  This has been partially offset by strong growth in industrial and other sectors in the United States, and in the Company’s operations in Canada, France and Spain. Fourth quarter 2005 revenue increases exceeding 20% over the fourth quarter of 2004 were partially attributable to unusually heavy demand precipitated by hurricane-related damage along the U.S. Gulf Coast in the second half of 2005.

•                  Corporate EBITDA improved to $211.7 million for the fourth quarter of 2006, a 27.0% improvement over the prior year period.

•                  Income before income taxes and minority interest increased significantly to $79.2 million for the fourth quarter of 2006, up 40.7% over the amount for the fourth quarter of 2005.  Adjusted pre-tax income was $100.5 million, 36.4% higher than in the prior year period.

•                  Income improvements are attributable to improved worldwide volume and pricing and better expense management.

•                  The average acquisition cost of rental equipment operated during the fourth quarter of 2006 increased 15.8% to $3.17 billion, and net revenue earning equipment as of December 31, 2006 was $2.44 billion, an increase of 17.5% over the amount as of December 31, 2005.  The fleet increases were driven by increased demand.

FULL YEAR 2006 RESULTS

The Company achieved significant improvements in revenues and earnings for the full year 2006 despite moderating demand for leisure travel in the United States and increasing car costs that broadly affected car rental companies in 2006, partially offset by improved pricing in the first and fourth quarters of 2006.  Despite a moderating trend in U.S. revenues, the Company’s equipment rental operations continued to exhibit strong growth, generating record revenues and earnings for the year. Cost management efforts accelerated companywide during the fourth quarter, as previously discussed.

Worldwide revenues for the full year 2006 were a record $8.06 billion, a 7.9% improvement over 2005.  Car rental revenues were $6.38 billion for the year, a 5.5% increase over 2005, while equipment rental revenues were $1.67 billion, up 18.2% over 2005.

Corporate EBITDA increased to $1.38 billion for the year, up 20.8% over 2005.   Car rental Corporate EBITDA was $650.9 million, a 13.2% improvement over the 2005 amount, while equipment rental Corporate EBITDA was $759.4 million, 29.3% higher than the amount for 2005.

Income before income taxes and minority interest increased significantly to $200.6 million for the year, a 54.7% improvement over 2005 pre-tax income.  Adjusted pre-tax income was $486.7 million, a 47.1% increase over the prior year’s amount.

Net income for the year more than doubled to $115.9 million, or $0.48 per diluted share, compared to $47.2 million, or $0.21 per diluted share in 2005. Based on a pro forma post-IPO diluted number of shares outstanding (324.8 million), adjusted net income for the year increased to $299.7 million, or $0.92 per share, compared to $202.5 million, or $0.62 per share in 2005. Actual cash income taxes for the year were $33.6 million, partially attributable to the benefits of the Company’s LKE programs in the United States relating to its car and equipment rental fleets.

INCOME MEASUREMENTS, FULL YEAR 2006:

	YTD 2006		YTD 2005 - Pro Forma
(in millions, except per share amounts)	Pre-tax Income	Net Income	Pre-tax Income	Net Income
Earnings Measures	$200.6	$115.9	$129.7	$47.2

Adjustments:
Purchase accounting	90.4		91.0
Non-cash interest	99.5		109.0
Other	96.2		1.2

Adjusted Pre-Tax Income	486.7	486.7	330.9	330.9

Assumed provision for income taxes at 35%		(170.3)		(115.8)
Minority interest		(16.7)		(12.6)

Earnings Measures, as adjusted	$486.7	$299.7	$330.9	$202.5

Earnings per share, on a fully diluted basis (243.4M, 229.5M)		$0.48		$0.21
Non-GAAP earnings per share, diluted, based on pro forma post-IPO shares (324.8M):
Net income per share		$0.36		$0.15
Adjusted net income per share		$0.92		$0.62

(in millions)	YTD 2006	YTD 2005 - Pro Forma
EBITDA	$3,100.7	$2,819.5

Adjustments:
Car rental fleet interest	(400.0)	(406.9)
Car rental fleet depreciation	(1,479.6)	(1,381.5)
Non-cash expenses and charges	130.6	106.2
Extraordinary, unusual or non-recurring gains and losses	23.8	4.0
Sponsors' fees	3.2	—
Corporate EBITDA	$1,378.7	$1,141.3

The Company generated strong cash flows during the year with net corporate debt decreasing from $4.8 billion at December 31, 2005 to $4.5 billion at December 31, 2006.  Levered after-tax cash flows after fleet growth were $284.2 million for the year, an improvement of $733.9 million over 2005.  The strong cash flows for 2006 were generated from Corporate EBITDA, the reduction of working capital during the year and reduced net equity investment in car rental fleet assets.

OUTLOOK

The Company expects improved revenues, profitability and margin growth in 2007, driven by previously announced restructuring plans and expense management initiatives to be continued throughout the year and incremental organic growth from a number of diverse sources, as previously discussed.

U.S. and European car rental markets are expected to experience mid-single-digit demand growth in 2007.  The Company notes that its 2007 model year unit car costs are expected to increase by less than 6% in the United States due to a shift away from purchasing cars under manufacturer repurchase programs, with such vehicles expected to represent less than 40% of all car rental fleet purchases for the 2007 model year. European 2007 model year car costs are expected to increase by approximately 10%. The Company anticipates that its equipment rental business, already a source of diversified revenues and profits will continue to partially offset a slowing United States non-residential construction market by further penetration of the industrial, pump and other equipment rental markets in the United States.

For the full year 2007, the Company forecasts revenues of $8.5 billion to $8.6 billion, an increase of  5% to 7% for both car rental and equipment rental, Corporate EBITDA in the range of $1.540 billion to $1.570 billion, an increase of  between 12% to 14%, and adjusted net income of $372 million to $395 million, an increase of between 24% to 32%, or $1.15 to $1.22 per share, based on the pro-forma post-IPO diluted number of shares outstanding (324.8 million) (6).

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues and Corporate EBITDA, both for the fourth quarter and full year 2006, as the Company.  The fourth quarter and full year 2006 income before income taxes and minority interest and net income of Hertz were, however, higher than those of the Company because of the Company’s payment of interest expense, in the second half of 2006, associated with its incurrence of additional indebtedness to pay a dividend to its shareholders.  That indebtedness was repaid in full with the proceeds of the Company’s initial public offering of common stock in November 2006(7).

(1)       Corporate EBITDA, a non-GAAP measure of profitability, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. For purposes of consistency, the Company has revised its calculation of Corporate EBITDA for 2005 and 2006 so that the identified extraordinary, unusual or non-recurring gains and losses are consistent with those used in the Company’s calculation of adjusted pre-tax income. See Table 7 for further information.

(2)       The pro-forma metrics give effect to the Company’s new capital structure as if the debt associated with the acquisition of the Company on December 21, 2005 and related purchase accounting adjustments had occurred on January 1, 2005.  For comparative purposes, pro forma metrics will not be required in 2007 and beyond.

(3)       Adjusted pre-tax income, a non-GAAP measure of profitability, represents income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items.

(4)       Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax amount less a provision for income taxes derived utilizing a normalized income tax rate (35%) and minority interest.  Adjusted net income utilizing a 35% normalized income tax rate produced an income tax provision of $46.4 million and $170.3 million for the fourth quarter 2006 and full year 2006, respectively.

(5)       EBITDA, net corporate debt, levered after-tax cash flows after fleet growth and rental rate revenue per transaction day are non-GAAP measures.  See the accompanying reconciliations.

(6)       Management believes that Corporate EBITDA and adjusted net income are useful in measuring the comparable results of the Company period-over-period.  The GAAP measure most directly comparable to each of Corporate EBITDA and adjusted net income is net income.  Because of the forward-looking nature of the Company’s forecasted Corporate EBITDA and adjusted net income, specific quantifications of the amounts that would be required to reconcile forecasted net income to forecasted Corporate EBITDA and adjusted net income are not available. The Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted net income would imply a degree of precision that could be confusing or misleading to investors.

(7)       For the fourth quarter and full year 2006, interest expense attributable to the Company was $16.2 million ($11.9 million, net of tax) and $40.0 million ($26.0 million, net of tax), respectively.  For the full year 2006, Corporate EBITDA includes corporate audit fees of $0.1 million.

CONFERENCE CALL INFORMATION

The Hertz Global Holdings, Inc. fourth quarter and full year 2006 earnings conference call will be held on Tuesday, March 13, 2007, at 11:00 a.m. (EDT).   To access the conference call live, dial 800- 230-1085 (U.S.) or 612-332-0932 (International) using the pass code 858640 or listen via webcast at www.hertz.com/investorrelations.  The conference call will be available through March 20, 2007 by calling 800-475-6701 (U.S.) or 320-365-3844 (International) using the pass code 858640.  The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 7,600 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America. Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the largest equipment rental companies in the United States and Canada combined, with corporate locations in France and Spain.  Hertz Global Holdings, Inc. is the corporate parent of Hertz.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s prospectus, dated November 15, 2006, relating to the initial public offering of its common stock, as filed with the United States Securities and Exchange Commission, or the “SEC,” could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three Months and Year Ended December 31, 2006 and 2005 Pro Forma
Table 2:	Condensed Consolidated Statements of Operations for the Three Months and Year Ended December 31, 2005 on a Historical and Pro Forma Basis
Table 3:	Segment Information for the Three Months and Year Ended December 31, 2006 and 2005 Pro Forma
Table 4:	Selected Operating and Financial Data as of or for the Three Months and Year Ended December 31, 2006 and 2005
Table 5:

Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss), Adjusted Net Income (Loss), EBITDA, Corporate EBITDA, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Three Months and Year Ended December 31, 2006 and 2005 Pro Forma

Table 6:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA, Net Corporate Debt, Net Fleet Debt, Car Rental Rate Revenue Per Transaction Day and Equipment Rental and Rental Related Revenue for the Three Months and Year Ended December 31, 2006 and 2005

Table 7:	Reconciliation of Revised Corporate EBITDA by Quarter for 2006 and 2005 Pro Forma

Table 1

HERTZ GLOBAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
Unaudited

	Three Months Ended December 31,		As a Percent of Total Revenues		Year Ended December 31,		As a Percent of Total Revenues
	2006	2005 Pro Forma	2006	2005 Pro Forma	2006	2005 Pro Forma	2006	2005 Pro Forma
Total revenues	$1,990.6	$1,842.7	100.0%	100.0%	$8,058.4	$7,469.2	100.0%	100.0%

Expenses:
Direct operating	1,091.8	1,060.5	54.8%	57.5%	4,476.0	4,263.8	55.5%	57.1%
Depreciation of revenue earning equipment	445.8	414.1	22.4%	22.5%	1,757.2	1,612.7	21.8%	21.6%
Selling, general and administrative	182.2	154.5	9.2%	8.4%	723.9	639.4	9.0%	8.6%
Interest, net of interest income	228.1	206.6	11.5%	11.2%	900.7	823.6	11.2%	11.0%
Total expenses	1,947.9	1,835.7	97.9%	99.6%	7,857.8	7,339.5	97.5%	98.3%

Income before income taxes and minority interest	42.7	7.0	2.1%	0.4%	200.6	129.7	2.5%	1.7%
Benefit (provision) for taxes on income	1.5	(31.4)	0.1%	(1.7)%	(68.0)	(69.9)	(0.9)%	(0.9)%
Minority interest	(4.4)	(3.2)	(0.2)%	(0.2)%	(16.7)	(12.6)	(0.2)%	(0.2)%
Net income (loss)	$39.8	$(27.6)	2.0%	(1.5)%	$115.9	$47.2	1.4%	0.6%

Earnings (loss) per share:
Basic	$0.14	$(0.12)			$0.48	$0.21
Diluted	$0.14	$(0.12)			$0.48	$0.21

Weighted average number of shares outstanding:
Basic	277.5	229.5			242.5	229.5
Diluted	281.0	229.5			243.4	229.5

Table 2

HERTZ GLOBAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
Unaudited

	Three Months Ended December 31, 2005				Year Ended December 31, 2005
		Adjustments				Adjustments
		for the				for the
	Historical	Transactions		Pro Forma	Historical	Transactions		Pro Forma
Total revenues	$1,842.7	$—		$1,842.7	$7,469.2	$—		$7,469.2

Expenses:
Direct operating	1,043.5	17.0	(a)	1,060.5	4,189.3	74.5	(a)	4,263.8
Depreciation of revenue earning equipment	410.8	3.3	(b)	414.1	1,599.7	13.0	(b)	1,612.7
Selling, general and administrative	154.2	0.3	(c)	154.5	638.5	0.9	(c)	639.4
Interest, net of interest income	146.8	59.8	(d)	206.6	500.0	323.6	(d)	823.6
Total expenses	1,755.3	80.4		1,835.7	6,927.5	412.0		7,339.5

Income (loss) before income taxes and minority interest	87.4	(80.4)		7.0	541.7	(412.0)		129.7
(Provision) benefit for taxes on income	(59.5)	28.1	(e)	(31.4)	(179.1)	109.2	(e)	(69.9)
Minority interest	(3.2)	—		(3.2)	(12.6)	—		(12.6)
Net income (loss)	$24.7	$(52.3)		$(27.6)	$350.0	$(302.8)		$47.2

Earnings (loss) per share:
Basic	$0.11			$(0.12)	$1.53			$0.21
Diluted	$0.11			$(0.12)	$1.53			$0.21

Weighted average number of shares outstanding:
Basic	229.5			229.5	229.5			229.5
Diluted	229.5			229.5	229.5			229.5

(a)             Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities.

(b)            Represents the increase in depreciation of revenue earning equipment based upon their revaluation.

(c)             Represents the increase in depreciation of property and equipment.

(d)            Represents the increase in interest expense giving effect to the Company’s new capital structure as if the debt associated with the acquisition of the Company had occurred on January 1, 2005.

(e)             Represents the tax effect of the pro forma income (loss) before income taxes and minority interest at an estimated statutory rate of 35%. For the year ended December 31, 2005, the impact of the reversal of the $35.0 million valuation allowance on foreign tax credit carryforwards was excluded.

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Car Rental	$1,552.7	$1,446.8	$6,378.0	$6,046.8
Equipment Rental	436.0	394.2	1,672.6	1,415.3
Corporate and Other	1.9	1.7	7.8	7.1
	$1,990.6	$1,842.7	$8,058.4	$7,469.2

	Three Months Ended		Year Ended
	December 31,		December 31,
		2005		2005
	2006	Pro Forma	2006	Pro Forma
Income (loss) before income taxes and minority interest :
Car Rental	$90.4	$35.3	$373.5	$291.6
Equipment Rental	79.2	56.3	269.5	173.3
Corporate and Other	(126.9)	(84.6)	(442.4)	(335.2)
	$42.7	$7.0	$200.6	$129.7
Corporate EBITDA:
Car Rental	$157.5	$106.3	$650.9	$575.0
Equipment Rental	211.7	166.7	759.4	587.4
Corporate and Other	(3.1)	1.5	(31.6)	(21.1)
	$366.1	$274.5	$1,378.7	$1,141.3
Adjusted Pre-Tax Income (Loss):
Car Rental	$113.2	$61.7	$472.3	$401.9
Equipment Rental	100.5	73.7	345.5	240.1
Corporate and Other	(81.2)	(80.7)	(331.1)	(311.1)
	$132.5	$54.7	$486.7	$330.9
Adjusted Net Income (Loss):
Car Rental	$73.6	$40.1	$307.0	$261.2
Equipment Rental	65.3	47.9	224.6	156.1
Corporate and Other	(57.2)	(55.6)	(231.9)	(214.8)
	$81.7	$32.4	$299.7	$202.5

Adjusted Diluted Earnings Per Share	$0.25	$0.10	$0.92	$0.62

Pro forma post-IPO number of shares outstanding	324.8	324.8	324.8	324.8

Table 4

HERTZ GLOBAL HOLDINGS, INC.
SELECTED OPERATING AND FINANCIAL DATA

	Three	Percent		Percent
	Months	change	Year	change
	Ended, or as	from	Ended, or as	from
	of December 31,	prior	of December 31,	prior
	2006	period	2006	period
Selected Car Rental Operating Data
Worldwide transaction days (in thousands)	29,586	1.9%	123,462	1.1%
Domestic	20,753	0.7%	85,931	(0.2)%
International	8,833	5.0%	37,531	4.3%
Worldwide rental rate revenue per transaction day	$43.55	2.9%	$43.15	2.7%
Domestic	$44.64	3.0%	$43.86	3.4%
International	$40.99	2.8%	$41.53	1.0%
Worldwide average number of company-operated cars during period	427,700	1.3%	438,100	(0.2)%
Domestic	290,000	0.1%	296,400	(1.7)%
International	137,700	3.9%	141,700	3.1%
Worldwide revenue earning equipment, net (in millions of dollars)	$7,366.4	(0.4)%	$7,366.4	(0.4)%
Selected Worldwide Equipment Rental Operating Data
Rental and rental related revenue (in millions of dollars)	$384.2	10.1%	$1,462.6	16.6%
Same store revenue growth	8.0%	(64.9)%	16.8%	(22.2)%
Average acquisition cost of rental equipment operated during period (in millions of dollars)	$3,170.1	15.8%	$3,018.3	16.6%
Revenue earning equipment, net (in millions of dollars)	$2,439.1	17.5%	$2,439.1	17.5%
Other Financial Data (in millions of dollars)
Cash flows provided by operating activities	$411.7	N/M	$2,614.6	78.9%
Levered after-tax cash flow before fleet growth	150.5	N/M	430.9	149.5%
Levered after-tax cash flow after fleet growth	388.3	190.2%	284.2	N/M
EBITDA	776.8	12.3%	3,100.7	10.0%
Corporate EBITDA	366.1	33.4%	1,378.7	20.8%

	December 31,	December 31,
Selected Balance Sheet Data (in millions of dollars)	2006	2005
Cash and equivalents	$674.5	$843.9
Total revenue earning equipment, net	9,805.5	9,475.0
Total assets	18,677.4	18,580.9
Total debt	12,276.2	12,515.0
Net corporate debt	4,537.3	4,821.5
Net fleet debt	6,511.9	6,560.4
Stockholders’ equity	2,534.6	2,266.2

Table 5 (pg. 1)

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES
(In millions, except per share amounts)

ADJUSTED PRE-TAX INCOME (LOSS) AND
ADJUSTED NET INCOME (LOSS)

	Three Months Ended December 31, 2006				Three Months Ended December 31, 2005 - Pro Forma
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total
Income (loss) before income taxes and minority interest	$90.4	$79.2	$(126.9)	$42.7	$35.3	$56.3	$(84.6)	$7.0
Adjustments:
Purchase accounting(a)	6.7	18.9	0.4	26.0	5.6	17.2	0.4	23.2
Non-cash debt charges(b)	16.1	2.4	4.2	22.7	20.8	0.2	6.3	27.3
Mark-to-market Euro denominated debt(c)	—	—	—	—	—	—	(2.8)	(2.8)
Interest on HGH debt	—	—	16.1	16.1	—	—	—	—
Loss on sale of swap derivative	—	—	5.6	5.6	—	—	—	—
CEO transition payments	—	—	4.4	4.4	—	—	—	—
Sponsor termination fee	—	—	15.0	15.0	—	—	—	—
Adjusted pre-tax income (loss)	113.2	100.5	(81.2)	132.5	61.7	73.7	(80.7)	54.7
Assumed (provision) benefit for income taxes of 35%	(39.6)	(35.2)	28.4	(46.4)	(21.6)	(25.8)	28.3	(19.1)
Minority interest	—	—	(4.4)	(4.4)	—	—	(3.2)	(3.2)
Adjusted net income (loss)	$73.6	$65.3	$(57.2)	$81.7	$40.1	$47.9	$(55.6)	$32.4

Adjusted Diluted Earnings Per Share				$0.25				$0.10

Pro forma post-IPO number of shares outstanding				324.8				324.8

	Year Ended December 31, 2006				Year Ended December 31, 2005 - Pro Forma
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total
Income (loss) before income taxes and minority interest	$373.5	$269.5	$(442.4)	$200.6	$291.6	$173.3	$(335.2)	$129.7
Adjustments:
Purchase accounting(a)	23.8	64.7	1.9	90.4	23.1	66.0	1.9	91.0
Non-cash debt charges(b)	75.0	11.3	13.2	99.5	83.2	0.8	25.0	109.0
Mark-to-market Euro denominated debt(c)	—	—	19.2	19.2	—	—	(2.8)	(2.8)
Interest on HGH debt	—	—	39.9	39.9	—	—	—	—
Gain on sale of swap derivative	—	—	(1.0)	(1.0)	—	—	—	—
CEO transition payments	—	—	9.8	9.8	—	—	—	—
Stock-based compensation charges	—	—	13.3	13.3	—	—	—	—
Sponsor termination fee	—	—	15.0	15.0	—	—	—	—
European headquarters relocation costs	—	—	—	—	4.0	—	—	4.0
Adjusted pre-tax income (loss)	472.3	345.5	(331.1)	486.7	401.9	240.1	(311.1)	330.9
Assumed (provision) benefit for income taxes of 35%	(165.3)	(120.9)	115.9	(170.3)	(140.7)	(84.0)	108.9	(115.8)
Minority interest	—	—	(16.7)	(16.7)	—	—	(12.6)	(12.6)
Adjusted net income (loss)	$307.0	$224.6	$(231.9)	$299.7	$261.2	$156.1	$(214.8)	$202.5

Adjusted Diluted Earnings Per Share				$0.92				$0.62

Pro forma post-IPO number of shares outstanding				324.8				324.8

EBITDA, CORPORATE EBITDA, LEVERED AFTER-TAX
CASH FLOW BEFORE FLEET GROWTH AND AFTER
FLEET GROWTH

	Three Months Ended December 31, 2006				Three Months Ended December 31, 2005 - Pro Forma
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total
Income (loss) before income taxes and minority interest	$90.4	$79.2	$(126.9)	$42.7	$35.3	$56.3	$(84.6)	$7.0
Depreciation and amortization	414.5	94.6	1.3	510.4	396.5	83.4	1.5	481.4
Interest, net of interest income	100.9	38.7	88.5	228.1	105.7	26.3	74.6	206.6
Minority interest	—	—	(4.4)	(4.4)	—	—	(3.2)	(3.2)
EBITDA	605.8	212.5	(41.5)	776.8	537.5	166.0	(11.7)	691.8
Adjustments:
Car rental fleet interest	(95.9)	—	—	(95.9)	(100.4)	—	—	(100.4)
Car rental fleet depreciation	(369.5)	—	—	(369.5)	(354.5)	—	—	(354.5)
Non-cash expenses and charges(d)	17.1	(0.8)	12.7	29.0	23.7	0.7	13.2	37.6
Extraordinary, unusual or non-recurring gains and losses(e)	—	—	25.0	25.0	—	—	—	—
Sponsors’ fees	—	—	0.7	0.7	—	—	—	—
Corporate EBITDA	$157.5	$211.7	$(3.1)	366.1	$106.3	$166.7	$1.5	274.5
Equipment rental maintenance capital expenditures, net				(63.2)				(62.3)
Non-fleet capital expenditures, net				(33.6)				(21.3)
Changes in working capital				100.6				(219.9)
Changes in other assets and liabilities				(94.7)				81.6
Unlevered pre-tax cash flow				275.2				52.6
Corporate net cash interest				(107.6)				(99.5)
Corporate cash taxes				(17.1)				(17.4)
Levered After-Tax Cash Flow Before Fleet Growth(f)				150.5				(64.3)
Equipment rental fleet growth capital expenditures				74.5				19.1
Car rental net fleet equity requirement				163.3				179.0
Levered After-Tax Cash Flow After Fleet Growth(f)				$388.3				$133.8

Table 5 (pg. 2)

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES
(In millions, except per share amounts)

	Year Ended December 31, 2006				Year Ended December 31, 2005 - Pro Forma
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Income (loss) before income taxes and minority interest	$373.5	$269.5	$(442.4)	$200.6	$291.6	$173.3	$(335.2)	$129.7
Depreciation and amortization	1,659.9	350.3	5.9	2,016.1	1,551.9	321.4	5.5	1,878.8
Interest, net of interest income	424.1	140.0	336.6	900.7	421.0	91.7	310.9	823.6
Minority interest	—	—	(16.7)	(16.7)	—	—	(12.6)	(12.6)
EBITDA	2,457.5	759.8	(116.6)	3,100.7	2,264.5	586.4	(31.4)	2,819.5
Adjustments:
Car rental fleet interest	(400.0)	—	—	(400.0)	(406.9)	—	—	(406.9)
Car rental fleet depreciation	(1,479.6)	—	—	(1,479.6)	(1,381.5)	—	—	(1,381.5)
Non-cash expenses and charges(d)	73.0	(0.4)	58.0	130.6	94.9	1.0	10.3	106.2
Extraordinary, unusual or non-recurring gains and losses(e)	—	—	23.8	23.8	4.0	—	—	4.0
Sponsors’ fees	—	—	3.2	3.2	—	—	—	—
Corporate EBITDA	$650.9	$759.4	$(31.6)	1,378.7	$575.0	$587.4	$(21.1)	1,141.3
Equipment rental maintenance capital expenditures, net				(236.5)				(248.0)
Non-fleet capital expenditures, net				(175.3)				(302.2)
Changes in working capital				15.3				(125.5)
Changes in other assets and liabilities				(87.4)				126.8
Unlevered pre-tax cash flow				894.8				592.4
Corporate net cash interest				(430.3)				(390.2)
Corporate cash taxes				(33.6)				(29.5)
Levered After-Tax Cash Flow Before Fleet Growth(f)				430.9				172.7
Equipment rental fleet growth capital expenditures				(392.9)				(408.6)
Car rental net fleet equity requirement				246.2				(213.8)
Levered After-Tax Cash Flow After Fleet Growth(f)				$ 284.2				$ (449.7)

(a)                 Includes the purchase accounting effects of the Acquisition on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damages liabilities.

(b)                Non-cash debt charges represents the amortization of deferred financing costs and debt discount.

(c)                 Represents unrealized (gains) losses on currency translation of Euro denominated debt.

(d)                As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

	Three Months Ended December 31, 2006				Three Months Ended December 31, 2005 - Pro Forma
	Car	Equipment	Corporate		Car	Equipment	Corporate
Non-Cash Expenses and Charges	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Non-cash amortization of debt financing costs included in car rental fleet interest	$14.8	$—	$—	$14.8	$20.8	$—	$—	$20.8
Non-cash charges for workers’ compensation	2.3	(0.8)	—	1.5	2.9	0.7	—	3.6
Corporate non-cash stock-based employee compensation charges	—	—	6.3	6.3	—	—	5.9	5.9
Corporate non-cash charges for pension	—	—	6.4	6.4		—	7.3	7.3
Total non-cash expenses and charges	$17.1	$(0.8)	$12.7	$29.0	$23.7	$0.7	$13.2	$37.6

	Year Ended December 31, 2006				Year Ended December 31, 2005 - Pro Forma
	Car	Equipment	Corporate		Car	Equipment	Corporate
Non-Cash Expenses and Charges	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Non-cash amortization of debt financing costs included in car rental fleet interest	$ 71.6	$—	$ —	$ 71.6	$ 83.2	$ —	$ —	$ 83.2
Non-cash charges for workers’ compensation	1.4	(0.4)	—	1.0	11.7	1.0	(0.2)	12.5
Corporate non-cash stock-based employee compensation charges	—	—	27.2	27.2	—	—	10.5	10.5
Corporate unrealized losses on currency translation of Euro denominated debt	—	—	19.2	19.2	—	—	—	—
Corporate non-cash charges for pension	—	—	9.1	9.1	—	—	—	—
Corporate unrealized loss on derivatives	—	—	2.5	2.5	—	—	—	—
Total non-cash expenses and charges	$ 73.0	$ (0.4)	$ 58.0	$ 130.6	$ 94.9	$ 1.0	$ 10.3	$ 106.2

Table 5 (pg. 3)

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES
(In millions, except per share amounts)

(e)                 As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

	Three Months Ended December 31, 2006				Three Months Ended December 31, 2005 - Pro Forma
	Car	Equipment	Corporate		Car	Equipment	Corporate
Extraordinary, Unusual or Non-Recurring Items	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Loss on sale of swap derivative	$—	$—	$5.6	$5.6	$—	$—	$—	$—
Sponsor fee termination costs	—	—	15.0	15.0	—	—	—	—
CEO transition payments	—	—	4.4	4.4	—	—	—	—
Total extraordinary, unusual or non-recurring items	$—	$—	$25.0	$25.0	$—	$—	$—	$—

	Year Ended December 31, 2006				Year Ended December 31, 2005 - Pro Forma
	Car	Equipment	Corporate		Car	Equipment	Corporate
Extraordinary, Unusual or Non-Recurring Items	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Gain on sale of swap derivative	$—	$—	$(1.0)	$(1.0)	$—	$—	$—	$—
Sponsor fee termination costs	—	—	15.0	15.0	—	—	—	—
European headquarters relocation costs	—	—	—	—	4.0	—	—	4.0
CEO transition payments	—	—	9.8	9.8	—	—	—	—
Total extraordinary, unusual or non-recurring items	$—	$—	$23.8	$23.8	$4.0	$—	$—	$4.0

(f)                   Amounts include the effect of fluctuations in foreign currency.

Table 6

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES
(In millions of dollars, except as noted)

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation from Operating Cash Flows to EBITDA:	2006	2005	2006	2005

Net cash provided by (used in) operating activities	$411.7	$(286.8)	$2,614.6	$1,461.4
Stock-based employee compensation	(6.3)	(5.9)	(27.2)	(10.5)
Provision for public liability and property damage	(40.0)	(33.3)	(169.1)	(160.0)
Minority interest	(4.4)	(3.2)	(16.7)	(12.6)
Deferred income taxes	9.5	139.8	(51.5)	423.7
Payments of public liability and property damage claims and expenses	54.5	39.3	192.5	163.8
Provision (benefit) for taxes on income	(1.5)	59.5	68.0	179.1
Interest, net of interest income	228.1	146.8	900.7	500.0
Net changes in assets and liabilities	125.2	635.6	(410.6)	274.6
EBITDA	$776.8	$691.8	$3,100.7	$2,819.5

	December 31,	December 31,
Net Corporate Debt & Net Fleet Debt	2006	2005

Corporate Debt
Debt, less:	$12,276.2	$12,515.0
U.S Fleet Debt and Pre-Acquisition Notes	4,845.2	4,920.2
Fleet Financing Facility	165.9	—
International Fleet Debt	1,987.8	1,831.7
Fleet Debt	$6,998.9	$6,751.9
Corporate Debt	$5,277.3	$5,763.1

Corporate Restricted Cash
Restricted Cash, less:	$552.5	$289.2
Restricted Cash Associated with Fleet Debt	487.0	191.5
Corporate Restricted Cash	$65.5	$97.7

Net Corporate Debt
Corporate Debt, less:	$5,277.3	$5,763.1
Cash and Equivalents	674.5	843.9
Corporate Restricted Cash	65.5	97.7
Net Corporate Debt	$4,537.3	$4,821.5

Net Fleet Debt
Fleet Debt, less:	$6,998.9	$6,751.9
Restricted Cash Associated with Fleet Debt	487.0	191.5
Net Fleet Debt	$6,511.9	$6,560.4

	Three Months Ended December 31,		Year Ended December 31,
Car rental rate revenue per transaction day	2006	2005	2006	2005

Car rental revenue per statement of operations	$1,528.0	$1,423.9	$6,273.6	$5,949.9
Non-rental rate revenue	(203.4)	(190.8)	(836.8)	(758.2)
Foreign currency adjustment	(36.1)	(4.2)	(109.5)	(59.2)
Rental rate revenue	$1,288.5	$1,228.9	$5,327.3	$5,132.5
Transactions days (in thousands)	29,586	29,026	123,462	122,102
Rental rate revenue per transaction day (in whole dollars)	$43.55	$42.34	$43.15	$42.03

	Three Months Ended December 31,		Year Ended December 31,
Equipment rental and rental related revenue	2006	2005	2006	2005

Equipment rental revenue per statement of operations	$435.9	$393.9	$1,672.1	$1,414.9
Equipment sales and other revenue	(46.3)	(45.1)	(193.6)	(158.8)
Foreign currency adjustment	(5.4)	—	(15.9)	(1.8)
Rental and rental related revenue	$384.2	$348.8	$1,462.6	$1,254.3

Table 7

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES
(In millions of dollars)

For 2005, amounts have been presented on a pro forma basis giving effect to the Company’s new capital structure as if the debt associated with the acquisition of the Company on December 21, 2005 and the related purchase price allocation had occurred on January 1, 2005.

For purposes of consistency, the Company has revised its calculation of Corporate EBITDA for 2005 and 2006 so that the identified extraordinary, unusual or non-recurring gains and losses are consistent with those used in the Company’s calculation of adjusted pre-tax income.  Set forth below is the revised calculation of Corporate EBITDA by quarter for 2005 and 2006.

CORPORATE EBITDA	2005 Pro Forma
	Q1	Q2	Q3	Q4

Income (loss) before income taxes and minority interest	$(87.8)	$39.3	$171.2	$7.0
Depreciation and amortization	442.8	452.3	502.3	481.4
Interest, net of interest income	200.0	205.4	211.6	206.6
Minority interest	(2.3)	(2.7)	(4.4)	(3.2)
EBITDA	552.7	694.3	880.7	691.8
Adjustments:
Car rental fleet interest	(97.5)	(102.4)	(106.6)	(100.4)
Car rental fleet depreciation	(322.3)	(327.7)	(377.0)	(354.5)
Non-cash expenses and charges	25.4	32.6	46.6	37.6
Extraordinary, unusual or non-recurring gains and losses	—	—	4.0	—
Corporate EBITDA (1)	$158.3	$296.8	$447.7	$274.5
Corporate EBITDA, as previously computed	$154.7	$300.9	$452.1	$258.3

	2006
	Q1	Q2	Q3	Q4

Income (loss) before income taxes and minority interest	$(63.3)	$57.3	$163.9	$42.7
Depreciation and amortization	472.4	501.4	531.9	510.4
Interest, net of interest income	210.3	212.6	249.7	228.1
Minority interest	(3.3)	(4.0)	(5.0)	(4.4)
EBITDA	616.1	767.3	940.5	776.8
Adjustments:
Car rental fleet interest	(98.0)	(98.3)	(107.8)	(95.9)
Car rental fleet depreciation	(345.6)	(371.0)	(393.5)	(369.5)
Non-cash expenses and charges	31.4	42.2	45.0	29.0
Extraordinary, unusual or non-recurring gains and losses	(6.0)	0.6	4.2	25.0
Sponsors’ fees	0.8	0.9	0.8	0.7
Corporate EBITDA (1)	$198.7	$341.7	$489.2	$366.1
Corporate EBITDA, as previously computed	$204.7	$343.4	$485.0	$356.1

(1)             The total Corporate EBITDA for the four quarters will not agree to the applicable full year amounts due to the nature of the calculation of  non-cash expenses and charges where, on a consolidated basis a non-cash expense for a specific liability may exceed related cash payments in a given period, but not on a cumulative basis.